                                                               Exhibit (a) (7)

                       PEGASUS COMMUNICATIONS CORPORATION

                     Notice of Extension of Expiration Date

                    and Consent Solicitation Expiration Date

     to Holders of 12 3/4% Series A Cumulative Exchangeable Preferred Stock

                      of Pegasus Communications Corporation

                      (CUSIP Nos. 705904209 and 705904308)


                                January 16, 2001

         Pegasus Communications Corporation hereby notifies holders of its 12 3/4% Series A Cumulative Exchangeable Preferred Stock (the "Preferred Stock") that the exchange offer expiration date and consent solicitation expiration date (each as defined in Pegasus Communications Corporation's Offering Memorandum and Consent Solicitation Statement dated December 19, 2000) for exchange of the Preferred Stock and consent are extended to 5:00 p.m., New York City time, on January 22, 2001. At the close of business on January 12, 2001, no shares of Preferred Stock had been tendered in the exchange offer.

Dated:  January 16, 2001